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                                                                 EXHIBIT 99.1
                                                                  TO FORM 8-K
                                                (EVENT DATE:  APRIL 14, 2004)


PACIFIC CMA SECURES $3 MILLION IN FINANCING

New York, April 15, 2004--Pacific CMA Inc. (AMEX:PAM), a global freight forwarding/supply chain logistics services company, today announced that it has obtained $3 million through a private placement of its equity securities to two
(2) institutional investors.

In the Offering, the Company sold to the Investors $3,000,000 stated amount of its Series A Preferred Stock and issued to Investors warrants to purchase 937,500 shares of common stock, at per share exercise prices of $1.76 for 468,750 shares and $2.00 for 468,750 shares.

The Preferred Stock has a stated value of $1,000 per share, is convertible into shares of Common Stock at a conversion price of $1.44 per share and pays an annual dividend equal to six (6%) percent of the stated value of the Preferred Stock outstanding, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock.

The Investors have a 180 day option to purchase an additional $2,000,000 of Preferred Stock and Warrants on the same terms and conditions as the initial $3,000,000 investment.

More details of the private placement are contained in a Form 8-K being filed with the Securities and Exchange Commission.

The net proceeds will be used by Pacific CMA for acquisitions and to fund the Company's ongoing growth.

Pacific Summit Securities, an investment banking firm headquartered in Los Angeles, advised Pacific CMA on the financing. About

Pacific CMA, Inc.

Pacific CMA is an international, non-asset based supply chain management company, providing air and ocean freight forwarding, contract logistics, and other logistics-related services. The company's large and diverse global and local customers operate in industries with unique supply chain requirements, such as the apparel and technology industries. Its AGI Logistics (HK) Ltd. operating unit is based in Hong Kong and focuses on integrated logistics, freight forwarding and warehousing services in the Far East region and Mainland China. Its Airgate International operating unit, founded in 1995, is based in New York and primarily handles import air and ocean shipments from the Far East and Southwest Asia to the United States.

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A Note About Forward-Looking Statements

This document contains statements which may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "plan," "estimate," "approximately," "intend," and other similar words and expressions, or future or conditional verbs such as "should," "would," "could," and "may." In addition, the Company may from time to time make such written or oral "forward-looking statements" in filings with the Securities and Exchange Commission (including exhibits thereto), in its reports to shareholders, and in other communications made by or with the approval of the Company.

These forward-looking statements are based largely on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe that these forward-looking statements are based upon reasonable estimates and assumptions, we can give no assurance that our expectations will in fact occur or that our estimates or assumptions will be correct, and we caution that actual results may differ materially and adversely from those in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of us and could cause our financial condition, results of operations or cash flows to be materially adversely affected. Accordingly, investors and all others are cautioned not to place undue reliance on such forward-looking statements.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that are based on certain assumptions and expectations of future events. These assumptions and expectations are dependent on and subject to certain risks and uncertainties including, but not limited to such factors as market demand, pricing, and risks associated with litigation and insurance coverage, and risks associated with operations outside of the U.S., including the PRC, fluctuating exchange rates, operating in a service industry without contractual relationships with our customers, changing economic conditions such as general economic slowdown and decreased consumer confidence, and other risk factors detailed in Pacific CMA's filings with the SEC (including its Annual Report on Form 10-KSB and
Registration Statements for a description of some, but not all, risks, uncertainties and contingencies).

CONTACT: Pacific CMA, Inc.
         Joel Herskovits
        (212) 247-0049